As filed with the Securities and Exchange Commission on August 21, 2026

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NANOVIRICIDES, INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0674577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Controls Drive Shelton, Connecticut 06484 (203) 937-6137	Anil Diwan, PhD 1 Controls Drive Shelton, Connecticut 06484 (203) 937-6137
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter Campitiello

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Tel. No.: (732) 395-4400

Fax No.: (732) 395-4401

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. THE SELLING STOCKHOLDER MAY NOT SELL These securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities AND IS NOT soliciting AN OFFER to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 21, 2026

PRELIMINARY PROSPECTUS

NANOVIRICIDES, INC.

2,516,339 shares of Common Stock underlying Common Stock Purchase Warrants

This prospectus relates to the offer and resale by the selling stockholder identified herein (the “Selling Stockholder”) of 2,516,339 shares of common stock of NanoViricides, Inc. (the “Company,” “we,” “us” or “our”), par value $0.00001 per share (the “Common Stock”) issuable upon the exercise of Common Stock Purchase Warrants (the “Common Warrants”) at an exercise price of $1.75 per share, issued in a registered direct offering pursuant to that certain securities purchase agreement dated July 24, 2026 (the “Purchase Agreement”) (the “Offering”).

We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholder. However, upon the exercise of all of the Common Warrants by payment of cash, we will receive proceeds of approximately $4.4 million. However, we cannot predict when and in what amounts or if the Common Warrants will be exercised by payments of cash and it is possible that the Common Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

The Selling Stockholder may sell or otherwise dispose of the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell or otherwise dispose of the shares of Common Stock covered by this prospectus in the section entitled “Plan of Distribution” on page 11. Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of Common Stock covered by this prospectus will be borne by the Selling Stockholder. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares of Common Stock with the Securities and Exchange Commission (the “SEC”).

The Common Stock is listed on the New York Stock Exchange American (the “NYSE American”) under the symbol “NNVC.” On August 19, 2026, the last reported sale price of the Common Stock on the NYSE American was $1.34 per share.

Investing in our securities involves significant risks. See “RISK FACTORS” on page 5 for information you should consider before buying these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell any securities in any state where the offer is not permitted.

The date of this prospectus is August [*], 2026.

Prospective investors may rely only on the information contained in this prospectus. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the Selling Stockholder identified in this prospectus under the caption “Selling Stockholder,” from time to time, of up to 2,516,339 shares of Common Stock. We are not selling any shares of Common Stock under this prospectus, and we will not receive any proceeds from the sale of shares of Common Stock offered hereby by the Selling Stockholder, although we may receive cash from the exercise of the Common Warrants.

You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with any other information and we take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The information contained in this prospectus speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects.

We are not, and the Selling Stockholder is not, making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. You should read this prospectus in its entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section entitled “Where You Can Find More Information” below, including the registration statement and the other reports we file with the SEC.

This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

Unless the context otherwise indicates, references in this prospectus to “we,” “us,” “our,” the “Company” and “NanoViricides” refer to NanoViricides, Inc., a Delaware corporation, and its subsidiaries. The term “you” refers to a prospective investor.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

We are making this statement pursuant to the safe harbor provisions for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of our business and industry. We make statements in this prospectus, including statements that are incorporated by reference, that are forward-looking. When used in this prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “project” and similar expressions are intended to identify forward-looking statements. They also include statements regarding:

•	our future growth and profitability;
•	our competitive strengths; and
•	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Important factors that could cause actual results to differ materially from those in forward-looking statements include:

•	economic downturns, reduced capital expenditures, consolidation and technological and regulatory changes in our industry;
•	the highly competitive nature of our industry;
•	our ability to attract and retain qualified managers and skilled employees;
•	the outcome of our plans for future operations and growth; and
•	the other factors referenced in this prospectus, including, without limitation, under “Risk Factors.”

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus, in any supplements to this prospectus, in the documents that we incorporate by reference into this prospectus and in other documents that we file with the SEC. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

THE OFFERING

Shares of Common Stock offered by the Selling Stockholder:	Up to 2,516,339 shares of Common Stock.

Shares of Common Stock outstanding prior to this offering (1):	25,527,353 shares of Common Stock

Shares of Common Stock outstanding following to this offering (2):	28,043,692 shares of Common Stock

Use of proceeds:	We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholder. However, we will receive up to approximately $4.4 million in gross proceeds if the Common Warrants are exercised in full. See “Use of Proceeds” on page 6 of this prospectus.

Risk factors:	You should read the “Risk Factors” section on page 6 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our securities.

Trading symbol:	Our Common Stock is listed on the NYSE American under the symbol “NNVC.” There is no established trading market for the Common Warrants and we do not expect a trading market to develop.

(1) The 25,527,353 shares of our Common Stock outstanding as of August 21, 2026 exclude the following:

•	215,832 shares of our common stock reserved for issuance pursuant to the conversion of 918,809 shares of Series A Preferred Stock;

•	8,480,768 shares of our common stock reserved for issuance upon exercise of outstanding warrants having a weighted average exercise price of $1.86; and

•	2,516,339 shares underlying the exercise of the Common Warrants at an exercise price of $1.75.

(2) Assumes the full exercise of the 2,516,339 Common Warrants.

ABOUT NANOVIRICIDES, INC.

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents we have referred you to in “Incorporation of Certain Documents by Reference” on page 9 of this prospectus for information about us and our financial statements as well as “Where You Can Find More Information” on page 8.

Except where the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” or “NanoViricides” refer to NanoViricides, Inc.

OUR BUSINESS

We are a clinical stage company with our first drug ready to enter Phase II human clinical efficacy trial, having successfully completed Phase Ia/Ib human clinical safety and tolerability trial. Based on our nanoviricides™ platform technology, we also have several additional drug candidates in various stages of pre-clinical development, including IND-filing stage and late stage IND-enabling non-clinical studies. We have no customers, products or revenues to date, and may never achieve revenues or profitable operations.

We are engaged in developing a class of drugs, that we call nanoviricides™, using a platform technology based on the application of nanomedicine technologies to the complex issues of viral diseases. This approach enables rapid development of effective new drugs against a number of different viruses, that the viruses are highly unlikely to escape even as they evolve rapidly in the field, solving an important problem in attacking viruses. The virus evolution is known to generate viruses that escape the traditional antiviral approaches vaccines, antibodies and small chemical drugs.

Broad and Expanding Pipeline Based on the Nanoviricide Platform Technology – in Brief

Our powerful Nanoviricides Platform technology has enabled us to develop several drug candidates against a large number of different viruses that could be further improved into clinical drug candidates, thus building a very broad drug pipeline that may lead to exponential growth of the Company upon the approval of our first drug candidate. While our first drug candidate, NV-387, is now in human clinical trials, and another one, NV-HHV-1, is awaiting to go into the clinic, over the years we have developed more than ten drug candidates that, we believe, can be rapidly moved into the clinical stage, for nearly forty different antiviral drug development programs. Our progress to clinic is limited by our resources. We anticipate that once our first drug goes successfully through Phase I and Phase II clinical trials thereby proving our capabilities and our Nanoviricides Platform technology, the Company, assuming it acquires the necessary financings, could enter a phase of exponential growth and rapid clinical development of additional candidates thereby transforming the way viral infections are treated.

In the non-clinical studies leading to the Phase I clinical trial, NV-387 was found to be non-immunogenic, non-allergenic, non-mutagenic, as well as non-genotoxic. No adverse effects were reported in GLP Safety-Toxicology studies in multiple animal models including non-human primates (NHP, Cynomolgus monkeys). The NOAEL (No-Observed-Adverse-Events-Level) was 1,200 mg/Kg and MTD (Maximum Tolerable Dose) was 1,500 mg/Kg in rats, which are very high numbers (high is good).

NV-387 has completed a Phase I human clinical trial for safety and tolerability in healthy subjects that was sponsored by our licensee and collaborator in India, Karveer Meditech Private Limited (“KMPL”). This Phase I clinical trial of (i) NV-387 Oral Syrup and (ii) NV-387 Oral Gummies formulations to evaluate Safety and Tolerability in healthy human subjects was completed with the discharge and final visit of the last subject at the end of December, 2023. There were no reported adverse events, and there were no drop-outs in this clinical trial of 72 subjects. Thus, the drug NV-387, in both of the oral formulations studied, namely oral syrup and oral gummies (a soft solid form that dissolves in the mouth), is deemed to be safe and well tolerated and can be further advanced into Phase II clinical trials, as per communications with the Data Safety and Monitoring Board (DSMB) an independent expert review committee commissioned for this clinical trial. We are awaiting a final report of the clinical trial. This statement regarding safety and tolerability will be evaluated, after we submit the final Phase I report, by the regulatory agency.

The results of the Phase I clinical trial are consistent with our non-clinical findings.

Thus NV-387 is ready to be advanced into Phase II human clinical trials against the different antiviral indications within its antiviral activity spectrum.

Presently, our focus is on the two separate Phase II clinical trials for NV-387 for the treatment of (i) MPox Virus Infection, and (ii) Viral Acute and Severe-Acute Respiratory Infections (Viral ARI and SARI). We are preparing the clinical trial application for the Phase II MPox trial and we have already obtained preliminary approval from the regulatory ethics committee for the clinical protocol in the Democratic Republic of Congo (DRC). In addition, we have already developed a draft clinical protocol for the Phase II Viral ARI and SARI clinical trial that is now in planning stage.

We plan on further commercial development of NV-387 as a pediatric RSV treatment once additional resources to support the RSV clinical program become available. We plan on re-engaging our HerpeCide program and our HIV program when sufficient resources become available.

We also plan on further developing NV-387 for the treatment of smallpox as a biodefense application, via the US FDA “Animal Rule”. Our work in developing NV-387 for MPox is providing enabling datasets towards approval of NV-387 as a treatment for smallpox because both of these are orthopoxviruses. We are seeking non-dilutive funding for the development of NV-387 for smallpox, a bioterrorism threat.

Additionally, we believe that NV-387 may have effectiveness against many other viruses including viruses that do not have current treatments such as Henipaviruses (Hendra and Nipa viruses), filoviruses (Ebola and Marburg viruses), other hemorrhagic viruses of interest to the Department of Defense, among others. NV-387 mimics Sulfated Proteoglycans that more than 90% of human pathogenic viruses utilize as the first landing site in causing an infection. We plan on seeking collaborations with labs that can broadly test our drugs against multiple viruses as well as non-dilutive funding for such developments.

We also have several additional pre-clinical drug development programs including NV-HHV-1 and related candidates for Herpes Simplex Viruses (HSV-1 that causes cold sores, and HSV-2 that causes genital ulcers), NV-HIV-1 and related candidates for HIV/AIDS, other candidates for Influenza viruses and Dengue viruses, that we plan to advance further towards clinical drug candidates as they progress further when financial resources become available. Thus, we have a strong and broad pipeline that is expected to continue to result in highly effective drug candidates against a number of viral diseases.

We are now at the stage of clinically harnessing the development of Modality 1 and Modality 2 nanoviricides drugs. To recap, Modality 1 drugs mimic Attachment Receptors and possess a very broad spectrum of antiviral activity that includes a large number of different types of viruses. Modality 2 drugs mimic Cognate Receptors and possess a very strong antiviral activity against a set of specific types of viruses. In both cases, the targeted viruses are highly unlikely to escape the drug by evolving variants. NV-387, a Phase II-ready clinical stage drug candidate, is an example of Modality 1 nanoviricides, whereas NV-HHV-1 and NV+HHV-2 are examples of Modality 2 nanoviricides.NV-HHV-1 has completed IND-enabling studies as a Skin Cream for the treatment of Shingles.

We have also continued R&D on Modality 3 nanoviricide drugs that promise potential cures for non-latency viruses. As examples of this technology, NV-387-Rp and NV-387-Ribvp have shown strong effectiveness against Coronaviruses and RSV in animal models respectively, and are expected to be highly active against a number of other viruses based on the known activities of their components. We plan on developing these Modality 3 potential cures of a number of viral diseases after the Modality 1 and Modality 2 drugs.

Overall, since our founding, we have worked on development of approximately 40 different indications of different viral diseases in a number of drug development programs. In the process, we have built an extensive library of both the (i) Nanoviricides Platform know-how and (ii) the actual synthesized chemical drugs.

Company Information

Our principal executive offices are located at 1 Controls Drive, Shelton, Connecticut 06484. Our telephone number is 203-937-6137. You may also contact us or obtain additional information through our internet website address at www.nanoviricides.com or by emailing us at info@nanoviricides.com. Information contained on our website is not incorporated into this prospectus and is not a part of this prospectus.

Description of Property

The Company’s principal executive offices are located at 1 Controls Drive, Shelton, CT, and include approximately 18,000 square feet of office, laboratory, and cGMP-capable drug manufacturing space. These facilities are fully owned by the Company, and not subject to any mortgage or debt.

We subcontract the laboratory research and development work to TheraCour, pursuant to the License Agreement with TheraCour. The work is performed in our own laboratory facility in Shelton, CT. Management believes that the space is sufficient for the Company to monitor the developmental progress at its subcontractors.

Legal Proceedings

From time to time, we are subject to various legal proceedings arising in the ordinary course of business, including proceedings for which we have insurance coverage. There are no pending legal proceedings against the Company to the best of the Company’s knowledge as of the date hereof and to the Company’s knowledge no action, suit or proceeding has been threatened against the Company that we believe will have a material adverse effect to our business, financial position, results of operations, or liquidity.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the Risk Factors contained in our most recent annual report on Form 10-K, filed with the U.S. Securities and Exchange Commission, as updated or supplemented by subsequent quarterly reports on Form 10-Q and Current Reports on Form 8-K to the extent filed, each of which are incorporated herein by reference and in any supplement to this prospectus before buying any offered securities, as the same may be updated from time to time by our future filings under the Exchange Act.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of the classes of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation and our bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF COMMON STOCK

General

Our authorized capital stock consists of 150,000,000 shares of Common Stock, par value $0.00001 per share, and 10,000,000 shares of Preferred Stock, par value $0.00001 per share, of which 10,000,000 shares are designated as Series A Preferred Stock, par value of $0.00001 per share (our “Series A Preferred Stock”).

As of August 21, 2026, we had 25,527,353 shares of our Common Stock issued and outstanding and 918,809 shares of our Series A Preferred Stock issued and outstanding.

The authorized and unissued shares of Common Stock and Preferred Stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may then be listed. Unless approval of our stockholders is so required, our Board of Directors (our “Board”) does not currently intend to seek stockholder approval for the issuance and sale of our Common Stock.

All of our issued and outstanding shares of our capital stock are fully paid and non-assessable.

Common Stock

Voting, Dividend, and Liquidation Rights

Each holder of common stock is entitled to one vote for each share held on all matters submitted to a vote of the stockholders.

Subject to the rights of the holders of any preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available for dividends. We have never declared or paid cash dividends on our common stock.

Other Rights

In the event of a liquidation, dissolution or winding up of us, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference, if any, of any then outstanding preferred stock. Holders of our common stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges. All outstanding shares of common stock are, and all shares of common stock issued by us in an offering under this prospectus and the applicable prospectus supplement will be, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our board of directors may designate and that we may issue in one or more offerings under this prospectus or at other times in the future.

Listing

Our common stock is listed on the NYSE American under the symbol “NNVC.”

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is Equiniti Trust Company, 28 Liberty Street, 53rd Floor, New York, NY 10005.

DESCRIPTION OF PREFERRED STOCK

General

We are authorized to issue up to 10,000,000 shares of preferred stock in one or more series, with such designations, preferences and relative, participating, option and other special rights, qualifications, limitations or restrictions as determined by our board of directors, without any further vote or action by our stockholders, including dividend rights, conversion rights, voting rights, redemption rights and terms of redemption and liquidation preferences.

As of August 21, 2026, 918,809 shares of Series A Preferred Stock are issued or outstanding and no other shares of preferred stock are issued and outstanding.

Our board may fix the number of shares constituting any series and the designations of these series by adopting a certificate of designation relating to each series. The prospectus supplement relating to each series will specify the terms of the preferred stock, including:

•	the number of shares we are offering;
•	the offering price for those shares;
•	the maximum number of shares in the series and the distinctive designation thereof;
•	the terms on which dividends will be paid, if any;
•	the terms on which the shares will be redeemed, if at all;
•	the liquidation preference, if any;
•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;
•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock;
•	the voting rights, if any, on the shares of the series;
•	any securities exchange or market on which the shares will be listed; and
•	any other preferences and relative, participating, operation or other special rights or qualifications, limitations or restrictions of the shares

You should also refer to the applicable certificate of designation for complete information about the terms, preferences and rights related to a particular series of our preferred stock, which we will incorporate as an exhibit to the registration statement of which this prospectus is a part. The prospectus supplement will contain a description of United States federal income tax consequences relating to the preferred stock, to the extent applicable.

Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Series A Convertible Preferred Stock

The Series A Preferred Stock is convertible, solely upon a “change of control,” into shares of our Common Stock at the rate of three and one-half shares of Common Stock per share of Series A converted. For the purposes of conversion of the Series A, change of control is defined as (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 40% of the voting securities of the Company (other than by means of conversion or exercise of the Series A Preferred Stock and the Securities issued together with the Series A Preferred Stock), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 60% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its Intellectual Property to another Person and the stockholders of the Company prior to such transaction own less than 60% of the aggregate voting power of the acquiring entity immediately after the transaction, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (c) above. The Series A Preferred Stock votes at the rate of nine votes per share of Series A, together with the Common Stock, on all matters to which shareholders of the Company are entitled to vote. Holders of the Series A Preferred Stock are not entitled to receive dividends or any liquidation preference upon the liquidation, dissolution, or winding up of the Company.

On February 15, 2010, our board had designated an aggregate of 10,000,000 split-adjusted shares of preferred stock Series A Convertible Preferred Stock (the “Series A”); as of August 21, 2026, 918,809 shares of Series A Preferred Stock are issued or outstanding and no other shares of preferred stock are issued and outstanding.

DESCRIPTION OF WARRANTS

As of the date of this registration statement, the Company has warrants to acquire 8,480,768 shares of the Company’s common stock outstanding. The warrants have a weighted average exercise price of $1.86 and expire at various dates through June 30, 2031.

(1)	This amount does not include the 2,516,339 shares of Common Stock underlying the Common Warrants at an exercise price of $1.75 per share.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholder. However, we will receive up to approximately $4.4 million in gross proceeds if the Common Warrants are exercised in full. We cannot predict when or if the Common Warrants will be exercised and it is possible that the Common Warrants may expire and may never be exercised. We expect to use these proceeds, if any, for general corporate purposes, which may include research and development of pharmaceutical candidates, collaborative arrangements with other companies, repayment of existing indebtedness, working capital, capital expenditures, acquisitions, joint ventures and stock repurchase programs. As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds.

REGISTERED DIRECT OFFERING OF SHARES OF COMMON STOCK, PRE-FUNDED
WARRANTS, AND COMMON WARRANTS

On July 24, 2026, the Company and a certain purchaser (the “Investor”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company agreed to sell and issue to the Investor in a registered direct offering (the “Offering”): (i) 2,416,339 shares of common stock, par value $0.00001 per share (the “Common Stock”), at an offering price of $1.53 per share, (ii) pre-funded warrants to purchase up to 100,000 shares of Common Stock, at an offering price of $1.52999 per pre-funded warrant (the “Pre-Funded Warrants”), to purchasers whose purchase of shares of Common Stock in the Offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or at the election of the purchaser, 9.99%) of our outstanding shares of Common Stock immediately following the consummation of the Offering, and (iii) accompanying common warrants to purchase up to 2,516,339 shares of Common Stock (the “Common Warrants”). Each Pre-Funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.00001 per share, will be immediately exercisable upon issuance, and may be exercised at any time until exercised in full. Each Common Warrant is exercisable for one share of Common Stock (each a “Common Warrant Share”) at an exercise price of $1.75 per share, will be exercisable six months from the date of issuance, may be exercised at any time thereafter until exercised in full, and will expire five and one-half years from the date of issuance.

Under the Offering, the Common Stock was issued to an investor pursuant to a prospectus supplement to the registration statement File No. 333-296550, filed with the SEC on June 5, 2026 and declared effective on June 15, 2026 (the “Registration Statement”). The shares of Common Stock issuable upon exercise of the Pre-Funded Warrants were also being issued to investors pursuant to the prospectus supplement to the Registration Statement.

Aggregate gross proceeds from the shares of Common Stock and Pre-Funded Warrants amounted to approximately $3.8 million, before deducting the placement agent’s fee and offering expenses payable by the Company. We will receive up to approximately $4.4 million in gross proceeds if the Common Warrants are exercised in full. We cannot predict when or if the Common Warrants will be exercised and it is possible that the Common Warrants may expire and may never be exercised.

The Common Warrants are exercisable for $1.75 per share, beginning six months from the date of issuance and have a term of five and one-half years from the date of issuance. The shares issuable upon exercise of the Common Warrants are being registered in this prospectus.

The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

In connection with the Offering, the Company agreed that within thirty (30) calendar days following the Closing Date, the Company shall prepare and file a registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission covering the resale of the shares of Common Stock issuable upon exercise of the Common Warrants, and shall use commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable and to keep such registration statement continuously effective until the earlier of (i) the date all Common Warrant Shares or (ii) the date all Common Warrant Shares may be sold without restriction pursuant to Rule 144 under the Securities Act of 1933, as amended.

SELLING STOCKHOLDER

2,516,339 shares of Common Stock were previously issued to such Selling Stockholder pursuant to the Purchase Agreement dated July 24, 2026. In connection with the Offering, we provided registration rights within that certain Purchase Agreement with the Selling Stockholder whereby we agreed to register for resale the shares of Common Stock underlying the Common Warrants sold in the Offering. We are registering the shares of Common Stock underlying the Common Warrants in order to permit the Selling Stockholder to offer the Warrant Shares for resale from time to time.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of the shares of common stock held by the Selling Stockholder.

The following table sets forth, based on information provided to us by or on behalf of the Selling Stockholder or known to us, the name of the Selling Stockholder and the number of shares of our Common Stock beneficially owned by the Selling Stockholder before and after this offering. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder, based on its ownership of the shares of common stock, as of August 21, 2026, without regard to any limitations on exercise. The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholder. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

The Selling Stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Number of shares of Common Stock Owned After the Offering
Armistice Capital Master Fund Ltd (3)	5,032,678	2,516,339	2,516,339

(1)	Consists of 2,416,339 shares of Common Stock, 100,000 shares of Common Stock underlying Pre-Funded Warrants, and 2,516,339 shares of Common Stock underlying Common Warrants.
(2)	Assumes that the Selling Stockholder will sell all of the 2,516,339 shares of Common Stock underlying the Common Warrants.
(3)	The address of Armistice Capital Master Fund Ltd is 510 Madison Avenue, 7th Floor, New York, NY 10022.

PLAN OF DISTRIBUTION

The Selling Stockholder and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through agreements between broker-dealers and the seller stockholder(s) to sell a specified number of such Shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto will be passed upon for us by Lucosky Brookman LLP, 101 Wood Avenue South, 5th Floor, Woodbridge, NJ 08830. Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.

EXPERTS

The balance sheets of NanoViricides, Inc. as of June 30, 2025 and 2024, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference and which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s website at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement as permitted by the rules and regulations of the SEC. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:

•	we can disclose important information to you by referring you to those documents;
•	the information incorporated by reference is considered to be part of this prospectus; and
•	later information that we file with the SEC will automatically update and supersede this incorporated information.

We incorporate by reference the documents listed below into this prospectus and any applicable prospectus supplement:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on September 29, 2025;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026, December 31, 2025, and September 30, 2025, filed with the SEC on May 15, 2026, February 17, 2026, and November 14, 2025, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on October 1, 2025, November 14, 2025, and November 26, 2025, May 20, 2026, May 21, 2026, July 17, 2026, and July 30, 2026;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on September 23, 2013, including any amendments or reports filed for the purpose of updating that description.

All documents filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02 or Item 7.01 of Form 8-K, which information is not incorporated by reference herein), after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed. In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.

You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial position and results of operations may have changed since that date.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

NANOVIRICIDES, INC.
1 Controls Drive
Shelton, Connecticut 06484
(203) 937-6137

2,516,339 shares of Common Stock underlying

Common Stock Purchase Warrants

NANOVIRICIDES, INC.

PROSPECTUS

August 21, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the anticipated costs and expenses payable by us (other than commissions and fees) in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Securities and Exchange Commission Registration Fee		$608
Legal Fees and Expenses*	$	*
Accounting Fees and Expenses*	$	*
Printing and Engraving Expenses*	$	*
Miscellaneous (including any applicable listing fees, trustee and transfer agent fees and expenses) *	$	*
TOTAL		$608

*These fees are not presently known and cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with defending or settling such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	Breach of director’s duty of loyalty to the corporation or its stockholders;

•	Act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	Unlawful payment of dividends or unlawful purchase or redemption of shares; or

•	Transaction from which the director derives an improper personal benefit;

The Registrant’s amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnification agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

•	Indemnification for expenses or losses with respect to proceedings initiated by the director or officer, including any proceedings against the Registrant or its directors, officers, employees or other indemnitees and not by way of defense, with certain exceptions;

•	Indemnification for any proceeding if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law;

•	Indemnification for the disgorgement of profits arising from the purchase or sale by the director or officer of securities of the Registrant in violation of Section 16(b) of the Exchange Act, or any similar successor statute; or

•	Indemnification for the director or officer’s reimbursement to the Registrant of any bonus or other incentive-based or equity-based compensation previously received by the director or officer or payment of any profits realized by the director or officer from the sale of securities of the Registrant, as required in each case under the Exchange Act.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. Except as otherwise disclosed in our periodic reports incorporated by reference herein, there is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy in place, with a limited amount of coverage, that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits

The exhibits required to be filed as a part of this Registration Statement are listed in the Exhibit Index attached hereto and incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on August 21, 2026.

NANOVIRICIDES, INC.

By:	/s/ Anil Diwan
Name:	Anil Diwan
Title:	President, Chief Executive Officer, and Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anil Diwan	President, Chief Executive Officer, and Chairman	August 21, 2026
Anil Diwan	(Principal Executive Officer)

/s/ Meeta Vyas	Chief Financial Officer	August 21, 2026
Meeta Vyas	(Principal Financial and Accounting Officer)

/s/ Makarand Jawadekar	Director	August 21, 2026
Makarand Jawadekar

/s/ Brian Zucker	Director	August 21, 2026
Brian Zucker

/s/ Todd E. Rokita	Director	August 21, 2026
Todd E. Rokita

POWER OF ATTORNEY

Know all persons by these presents that each individual whose signature appears below constitutes and appoints Anil Diwan, our President, Principal Executive Officer and Chairman, as a true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing under Rule 462 promulgated under the Securities Act of 1933, and all pre-and post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anil Diwan	President, Chief Executive Officer, and Chairman	August 21, 2026
Anil Diwan	(Principal Executive Officer)

/s/ Meeta Vyas	Chief Financial Officer	August 21, 2026
Meeta Vyas	(Principal Financial and Accounting Officer)

/s/ Makarand Jawadekar	Director	August 21, 2026
Makarand Jawadekar

/s/ Brian Zucker	Director	August 21, 2026
Brian Zucker

/s/ Todd E. Rokita	Director	August 21, 2026
Todd E. Rokita

EXHIBIT INDEX

Exhibit	Description

4.1	Specimen Stock Certificate (Incorporated by reference to the Form 10-SB filed on November 14, 2006)

5.1	Opinion of Lucosky Brookman LLP as to legality of securities being registered

23.1	Consent of Lucosky Brookman LLP (contained in Exhibit 5.1)

23.2	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm

24	Power of Attorney (included on signature page)

107	Filing Fee Table